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                                                        EXHIBIT 5

RUBIN BAUM LEVIN CONSTANT & FRIEDMAN
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                                                  30 ROCKEFELLER PLAZA
                                               NEW YORK, NEW YORK  10112
                                                     (212) 698-7700
                                                  FAX:  (212) 698-7825
                                                         --------

                                               NEW YORK DIRECT DIAL NUMBER
                                                      (212) 698-7700

                              November 15, 1995


Lomak Petroleum, Inc.
1160 Sunnyside
P.O. Box 556
Hartville, OH  44632

        Re:     Registration Statement on Form S-3 of Lomak
                Petroleum, Inc. (the "Registration Statement")
                ----------------------------------------------

Dear Sirs:

        In connection with the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated under the Act (the "Rules"), we have been requested to give our opinion as to the legality of the following securities of Lomak Petroleum, Inc., a Delaware corporation (the "Company") being registered thereunder:

        (i) 1,350,000 shares of $2.03 Convertible Exchangeable Preferred Stock, Series C, $1 par value (the "$2.03 Preferred");

        (ii) 87,400 shares of 7 1/2% Cumulative Convertible Exchangeable Preferred Stock, Series A, $1 par value (the "Series A Preferred");

        (iii) 112,600 shares of 7 1/2% Cumulative Convertible Exchangeable Preferred Stock, $1 par value (the "Series B Preferred") (the Series A Preferred and the Series B Preferred are collectively referred to herein as the "7 1/2% Preferred" and the $2.03 Preferred and the 7 1/2/% Preferred are collectively referred to herein as the "Preferred Stock");

        (iv) $33,750,000 of 8.125% Convertible Subordinated Notes due 2005 (the "Notes"); and
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Lomak Petroleum, Inc.
November 15, 1995
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        (v)     6,715,617 shares of Common Stock, $.01 par value per share (the
                "Common Stock").

        Of the foregoing securities, 200,000 shares of the $2.03 Preferred (the "Preferred Shares"), 3,026,316 shares of the Common Stock (the "Common Shares") and $5,000,000 of the Notes may be issued by the Company from time to time.
The Common Shares include the 526,315 shares of the Common Stock issuable upon conversion of the 200,000 shares of the $2.03 Preferred. Each of the foregoing securities may be offered by the Company from time to time. The balance consists of (i) 1,150,000 shares of the $2.03 Preferred, (ii) $28,750,000 of the Notes into which such 1,150,000 shares of the $2.03 Preferred are exchangeable, (iii) the 3,026,316 shares of the Common Stock into which such 1,150,000 shares of the $2.03 Preferred or $28,750,000 of the Notes, as the case may be, are convertible, (iv) 86,040 shares of the Common Stock, (v) 87,400 Shares of the Series A Preferred, (vi) 112,600 Shares of the Series B Preferred and (vii) 576,945 shares of the Common Stock issuable upon conversion of the 7 1/2% Preferred. Each of the securities referenced in subsections (i) through (vii) of this paragraph may be offered for sale from time to time for the accounts of certain stockholders and noteholders of the Company.

        In connection with this opinion, we have reviewed the Certificate of Incorporation and By-Laws of the Company as amended to date, the resolutions adopted by the Company's Board of Directors, the Registration Statement, the Certificate of Designations of the $2.03 Preferred Stock, the Certificate of Designations of the Series A Preferred Stock, the Certificate of Designations of the Series B Preferred Stock, the form of Indenture between Keycorp Shareholder Services, Inc. (the "Trustee") and the Company (the "Indenture"), and such other documents and proceedings as we have deemed appropriate.

        Based on the foregoing, we are of the opinion that:

        1. The Preferred Stock is duly authorized and each Certificate of Designations of the Preferred Stock has been duly adopted by the Board of Directors of the Company and duly filed in accordance with Delaware law. The outstanding Preferred Stock is validly issued, fully paid and nonassessable and the balance of the Preferred Stock, when issued in accordance to the terms and conditions of its respective Certificate of Designations, will be valildly issued, fully paid and nonassessable.

        2. The Common Stock has been duly authorized and, when issued in accordance with the terms and conditions of the
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Lomak Petroleum, Inc.
November 15, 1995
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                Registration Statement and/or the Certificates of Designations
                will, assuming the Company at such time has authorized but unissued Shares remaining under its Certificate of Incorporation, be validly issued, fully paid and nonassessable.

          3. The Notes have been duly authorized and the form of Indenture has been duly adopted by the Board of Directors of the Company and its execution and delivery has been validly authorized. When the Indenture is duly executed and delivered, it will constitute a valid and binding obligation of the Company in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, or other laws relating to or affecting the enforcement of creditor's rights or by general equity principles. The Notes, when duly executed on behalf of the Company, authenticated by or on behalf of the Trustee, issued and sold as described in the Registration Statement and delivered by the Company in accordance to the terms and conditions of the Indenture, will constitute valid and binding obligations of the Company in accordance with their respective terms and the terms of the Indenture except as limited by bankruptcy, insolvency, reorganization, or other laws affecting the enforcement of creditor's rights or by general equity principles.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters."



                                        Rubin Baum Levin Constant & Friedman